Filed  pursuant to Rule 424 (b) (3)
                                                    Registration No. 333-116461


                                 313,250 SHARES

                                       OF

                          CHESAPEAKE ENERGY CORPORATION

                  4.125% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                    (LIQUIDATION PREFERENCE $1,000 PER SHARE)

                                       AND

                                  COMMON STOCK,

                           (PAR VALUE $.01 PER SHARE)



                           PROSPECTUS SUPPLEMENT NO. 5
                           ---------------------------
                             DATED MARCH 11, 2005
                        TO PROSPECTUS DATED JULY 8, 2004





         The selling securityholders table on pages 36 through 38 of the prospectus is amended by this supplement no. 5 to read as follows.

                                                  Number of                 Number of                               Number of
                                                  Shares of                 Shares of                               Shares of
                                                  Preferred     Number of   Preferred    Number of     Number of    Common Stock
                                                    Stock       Shares of   Stock to be  Shares of     Shares of    to be Owned
                                                 Beneficially   Preferred   Owned After  Common Stock  Common Stock    After
                                                 Owned Prior   Stock Being  Completion  Beneficially    Being        Completion
                                                   to the        Offered      of the    Owned Prior to  Offered       of the
  Name                                            Offering       Hereby      Offering     Offering*      Hereby*      Offering
  ----                                           ------------  -----------  ----------- -------------- ------------ ------------
Alexian Brother Medical Center                        350         350              0       21,019         21,019              0
Aloha Airlines Non-Pilots Pension Trust               215         215              0       12,912         12,912              0
Aloha Pilots Retirement Trust                         110         110              0        6,606          6,606              0
American Medical Association                           75          75              0        4,504          4,504              0
Arch Reinsurance Ltd.                                 350         350              0       21,019         21,019              0
Argent  LowLev Convertible Arbitrage Fund LLC         780         780              0       46,843         46,843              0
Argent Classic Convertible Arbitrage Fund
 (Bermuda) Ltd.                                     3,110       3,110              0      186,773        186,773              0
Argent Classic Convertible Arbitrage Fund II, L.P.    100         100              0        6,006          6,006              0
Argent Classic Convertible Arbitrage Fund L.P.        570         570              0       34,232         34,232              0
Argent LowLev Convertible Arbitrage Fund II, L.L.C.   120         120              0        7,207          7,207              0
Argent LowLev Convertible Arbitrage Fund Ltd.       4,215       4,215              0      253,134        253,134              0
Arkansas PERS                                       1,825       1,825              0      109,601        109,601              0
Associated Electric & Gas
 Insurance Services Limited                           120         120              0        7,207         7,207               0
AstraZeneca Holdings Pension                          550         550              0       33,031         33,031              0
Aubrey K. McClendon (1)                            10,000      10,000              0   17,591,695        600,555     16,991,140
Aviator Fund Management                             7,250       7,250              0      435,402        435,402              0
Aviator Master Fund, Ltd.                           8,250       8,250              0      495,458        495,458              0
Banc of America Securities LLC                      3,000       3,000              0    1,346,867        180,167      1,166,700
Bancroft Convertible Fund, Inc. (2)                 1,000       1,000              0       84,358         60,056         24,303
Barclays Global Investors Equity Hedge Fund II         78          78              0        4,684          4,684              0
Bill & Melinda Gates Foundation                       405         405              0       24,322         24,322              0
Boilermakers Blacksmith Pension Trust               2,950       2,950              0      177,164        177,164              0
C & H Sugar Company Inc.                              260         260              0       15,614         15,614              0
Chrysler Corporation Master Retirement Trust        5,000       5,000              0      300,278        300,278              0
CIGNA-Connecticut General Life Insurance Company      145         145              0        8,708          8,708              0
CIGNA-Connecticut Life Insurance Company
 of North America                                      95          95              0        5,705         5,705               0
CitiGroup Global Markets Ltd                       21,000      21,000              0    1,261,166      1,261,166              0
Class C Trading Ltd.                                  370         370              0       22,221         22,221              0
Convertible Securities Fund (2)                       100         100              0       13,547          6,006          7,541
Credit Suisse First Boston Europe Limited              90          90              0        5,405          5,405              0
Custom Investments PCC, Ltd.                           90          90              0        5,405          5,405              0
DBAG London                                        16,473      16,473              0      989,294        989,294              0
Delaware PERS                                       1,050       1,050              0       63,058         63,058              0
Delta Air Lines Master Trust - CV                   1,700       1,700              0      102,094        102,094              0
Delta Airlines Master Trust                           630         630              0       37,835         37,835              0
Delta Pilots Disability & Survivorship Trust - CV     800         800              0       48,044         48,044              0
Dreyfus Premier High Income Fund                    1,000       1,000              0       60,056         60,056              0
Duke Endowment                                        650         650              0       39,036         39,036              0
Ellsworth Convertible Growth and
 Income Fund, Inc. (2)                              1,000       1,000              0      120,812         60,056         60,756
F.M. Kirby Foundation, Inc.                         1,400       1,400              0       84,078         84,078              0
FTIF Franklin Income Fund                           5,000       5,000              0      300,278        300,278              0
FTVIPT Franklin Income Securities Fund              5,000       5,000              0      300,278        300,278              0
GMAM Investment Funds Trust                           840         840              0       50,447         50,447              0
Goldman Sachs & Co. (2)                             3,000       3,000              0    1,716,018        180,167      1,535,851
Hawaiian Airlines Employees Pension Plan-IAM           65          65              0        3,904          3,904              0
Hawaiian Airlines Pilots Retirement Plan              200         200              0       12,011         12,011              0
Hawaiian Airlines Pilots Retirement Plan
for Salaried Employees                                 10          10              0          601            601              0
HFR CA Global Select Master Trust Account             150         150              0        9,008          9,008              0
Honeywell International Inc.
 Master Retirement Trust                              405         405              0       24,322         24,322              0
Horace Mann Insurance Company                          95          95              0        5,705          5,705              0
Horace Mann Life Insurance Company                    145         145              0        8,708          8,708              0
Horizon Healthcare Services, Inc.                     120         120              0        7,207          7,207              0
Houston Police Officers Pension System                220         220              0       13,212         13,212              0
ICI American Holdings Trust                           400         400              0       24,022         24,022              0
International Truck & Engine Corporation              700         700              0       42,039         42,039              0
 Non-Contributory Retirement Plan Trust
International Truck & Engine Corporation
 Retiree Health Benefit Trust                         300         300              0       18,017         18,017              0
International Truck & Engine Corporation
 Retirement Plan for Salaried Employees Trust         500         500              0       30,028         30,028              0
JMG Capital Partners, L.P. (2)                      6,187       6,187              0      939,027        371,563        567,463
JMG Triton Offshore Fund, Ltd. (2)                 10,313      10,313              0    1,254,863        619,352        635,510
KBC Convertible MAC28 Ltd                             800         800              0       48,044         48,044              0
KBC Convertible Opportunities Fund                  4,400       4,400              0      264,244        264,244              0
KBC Multi-Strategy Arbitrage Fund (2)               3,400       3,400              0    1,296,475        204,189      1,092,287
Lehman Brothers Inc.                               11,505      11,505              0    1,257,999        690,939        567,060
Lyxor Master Fund                                     740         740              0       44,441         44,441              0
Melody AIM Ltd                                        400         400              0       24,022         24,022              0
Microsoft Corporation                               1,600       1,600              0       96,089         96,089              0
Morgan Stanley & Co. Incorporated                   1,637       1,637              0    4,501,840         98,311      4,403,529
Motion Picture Industry Health Plan -
 Active Member Fund                                   140         140              0        8,408          8,408              0
Motion Picture Industry Health Plan -
 Retiree Member Fund                                  110         110              0        6,606          6,606              0
Nabors Industries, Ltd.                            10,000      10,000              0      600,555        600,555              0
Nations Convertible Securities Fund (2)            10,000      10,000              0    1,659,079        600,555      1,058,524
New York City Employees' Retirement System            405         405              0       24,322         24,322              0
New York City Police Pension Fund                     120         120              0        7,207          7,207              0
Nuveen Preferred & Convertible Fund JQC             8,955       8,955              0      537,797        537,797              0
Nuveen Preferred & Convertible Income Fund JPC      6,725       6,725              0      403,873        403,873              0
Oak Hill Contingent Capital Fund Ltd.               2,000       2,000              0      120,111        120,111              0
OCLC Online Computer Library Center                    55          55              0        3,303          3,303              0
OCM Convertible Trust                               3,300       3,300              0      198,183        198,183              0
OCM Global Convertible  Securities Fund               100         100              0        6,006          6,006              0
Oppenheimer Convertible Securities Fund             5,000       5,000              0      300,278        300,278              0
Partner Reinsurance Company of the U.S.             1,000       1,000              0       60,056         60,056              0
Pension Reserves Investment Trust                     500         500              0       30,028         30,028              0
Prudential Insurance Co of America                    100         100              0        6,006          6,006              0
Qwest Occupational Health Trust                       200         200              0       12,011         12,011              0
RBC Alternative Assets - Convertible Arbitrage        300         300              0       30,169         18,017         12,152
Relay 3 Asset Holding Co. Limited                      39          39              0        2,342          2,342              0
Scorpion Offshore Investment Fund, Ltd.               338         338              0       20,299         20,299              0
Silver Convertible Arbitrage Fund, LDC                360         360              0       21,620         21,620              0
SP Holdings Ltd.                                       84          84              0        5,045          5,045              0
Standard Global Equity Partners II, L.P.               57          57              0        3,423          3,423              0
Standard Global Equity Partners, L.P.               1,261       1,261              0       75,730         75,730              0
Standard Global Equity Partners, SA, L.P.             601         601              0       36,093         36,093              0
Standard Pacific Capital Offshore Fund, Ltd.        4,915       4,915              0      295,173        295,173              0
Standard Pacific MAC 16 Ltd.                          250         250              0       15,014         15,014              0
State Employees'  Retirement Fund of the
 State of Delaware                                  2,000       2,000              0      120,111        120,111              0
State of Oregon/Equity                              5,515       5,515              0      331,206        331,206              0
State of Oregon/SAIF Corporation                    5,215       5,215              0      313,189        313,189              0
Syngenta AG                                           300         300              0       18,017         18,017              0
TCW Group, Inc.                                     9,680       9,680              0      581,337        581,337              0
Teachers' Retirement System
 for the City of New York                             400         400              0       24,022         24,022              0
Texas County District & Retirement System           1,550       1,550              0       93,086         93,086              0
The Public Employees System of Ohio                   400         400              0       24,022         24,022              0
The St. Paul Travelers Companies, Inc. -
 Commercial Lines                                   1,100       1,100              0       66,061         66,061              0
The St. Paul Travelers Companies, Inc. -
 Personal Lines                                       700         700              0       42,039         42,039              0
Tom L. Ward (3)                                    10,000      10,000              0   21,700,600        600,555     21,100,045
Univest Multi-Strategy - Convertible Arbitrage        225         225              0       23,233         13,512          9,721
UnumProvident Corporation                             500         500              0       30,028         30,028              0
US Bank FBO Benedictine Health Systems                360         360              0       21,620         21,620              0
Value Line Convertible Fund, Inc.                     250         250              0       15,014         15,014              0
Vanguard Convertible Securities Fund, Inc.         15,200      15,200              0      912,844        912,844              0
WPG Convertible Arbitrage Overseas Master Fund        475         475              0      116,015         28,526         87,489
Xavex Convertible Arbitrage 10 Fund                   220         220              0       13,212         13,212              0
Xavex Convertible Arbitrage 2 Fund                    230         230              0       13,813         13,813              0

* Includes common stock issuable upon conversion of Chesapeake's 4.125% Cumulative Convertible Preferred Stock at a conversion rate of 60.0555 shares of common stock per share of preferred stock.

(1) Mr. McClendon is our Chief Executive Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 3,611,090 shares underlying stock options exercisable within 60 days of the date hereof and 304,810 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 5.43% of the total outstanding shares of common stock as of March 2, 2005.

(2) The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.

(3) Mr. Ward is our Chief Operating Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 6,135,648 shares underlying stock options exercisable within 60 days of the date hereof and 304,810 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 5.86% of the total outstanding shares of common stock as of March 2, 2005.

                                        3